Exhibit 8.1

January 30, 2013

AmeriGas Partners, L.P.

460 North Gulph Road

King of Prussia, PA 19406

RE: AmeriGas Partners L.P. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to AmeriGas Partners, L.P. (the “Partnership”), a Delaware limited partnership, in connection with the proposed offering and sale of 29,567,362 of the Partnership’s common units representing limited partner interests (the “Common Units”). The Partnership is filing with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Common Units. We have been asked by the Partnership to render this opinion.

This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Partnership as to factual matters through a certificate of an officer of the Partnership (the “Officer’s Certificate”). In addition, this opinion is based upon the factual representations of the Partnership concerning its business, properties and governing documents as set forth in the Registration Statement.

In our capacity as counsel to the Partnership, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. Based on the facts, assumptions and representations set forth herein, the discussion in the Registration Statement under the caption “Material Tax Considerations of Unitholders,” insofar as such discussion purports to constitute a summary of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute the opinion of Morgan, Lewis & Bockius LLP as to the material U.S. federal income tax consequences of the matters described therein. No opinion is expressed as to any matter not discussed therein.

This opinion is rendered to you as of the effective date of the Registration Statement, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement and the Officer’s Certificate, may affect the conclusions stated herein.

This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent. However, this opinion may be relied upon by you and by persons entitled to rely on it pursuant to applicable provisions of federal securities law, including persons purchasing Common Units pursuant to the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement and to the reference to our firm under the heading “Legal Opinions” in the prospectus included in the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP